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THIS ADDENDUM AGREEMENT made the 30 day of October, 1995

BETWEEN:

          SOLUCORP INDUSTRIES LTD., 520 Victor Street, Saddle Brook, New Jersey

          (herein called the "Solucorp")

                                                               OF THE FIRST PART

AND:

          JOHN BEECH REMEDIATION LIMITED, Dock Road North, Bromborough, Wirral, Merceyside L62 4TQ, England

          (herein called the "JBRL")

                                                              OF THE SECOND PART

AND;

          JOHN BEECH LIMITED, Dock Road North, Bromborough, Wirral, Merceyside L62 4TQ, England

          (herein called the "John Beech")

                                                               OF THE THIRD PART

WHEREAS:

     A. Solucorp and JBRL signed an agreement dated October 11, 1995 (the "Agreement").

     B. The parties wish to include John Beech as a party to the Agreement and to define certain other terms as agreed.

     NOW THEREFORE the parties agree that in consideration of the mutual covenants and premises contained herein, the parties agrees as follows:

     1. John Beech, will be a party to the Agreement and will cause JBRL to perform its obligations thereunder.

     2. John Beech, as the sole shareholder of JBRL, will transfer to Solucorp or as directed by Solucorp in writing a total of 25% of the issued and outstanding share capital of JBRL for a total consideration of $1.00.

     3. John Beech will capitalize JBRL to the extent necessary for JBRL to conduct its obligations pursuant to the Agreement and to build a remediation business in the U.K. and other named accounts and territories using Solucorp's MBS technology in a manner that will not dilute


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the equity shareholdings of Solucorp. In the event JBRL secures remediation business in any other territory, it will:

          (a) pay an annual license fee to Solucorp respecting that territory to Solucorp prior to commencement of the project; and

          (b) pay a design fee of $5.50 per ton of soil remediated on the same terms as set out herein.

          JBRL will not attempt to secure remediation contracts in territories where Solucorp has granted to any third party the exclusive license to remediate.

     4. John Beech and Solucorp will execute a shareholders agreement with respect to their shareholdings in JBRL which, among other things, contain the following terms:

     (a) Solucorp will be entitled to nominate one quarter of the directors of the board of JBRL, with a minimum of one director nominated by Solucorp notwithstanding that there may be less than four directors of JBRL;

     (b) any funds required to be expended by JBRL in order to develop the U.K. marketplace for use of the MBS Process will be way of equity injection by John Beech; there will be no requirement for Solucorp to inject any funds into JBRL whatsoever;

     (c)  major decisions will be made by unanimous consent of directors;

     (d) John Beech's nominees for director will control the day-to-day management of the Company;

     (e) there will be restrictions on transfer of equity shares so that the other party has the right of first refusal to purchase;

     (f)  management remuneration will be as agreed between the parties;

     (g) profits will be distributed among the shareholders within 7 days of finalizing the annual audit accounts; and

     (h)  all parties to have full access to the books and records of JBRL.

     5. Solucorp will arrange for provisions of chemicals required for the MBS Process to be delivered to JBRL as ordered by JBRL. Solucorp will supply JBRL with such chemicals for the 4% mixed materials at a price which is equal to Solucorp's cost. JBRL will arrange the financing in advance with respect to purchase of any such chemicals on terms satisfactory to the supplier and Solucorp.


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     6. JBRL agrees to pay to Solucorp a design fee of $5.50 (U.S.) per ton of soil remediated by JBRL, payable within 10 days of JBRL receiving payment by the client as per the payment schedule during and following the remediation. Solucorp shall have the right at any time to review or audit the books of JBRL to confirm the amounts payable or paid. In circumstances where no bonding or other security is in place to secure payment for the remediation, JBRL will obtain the consent of Solucorp as to the credit-worthiness of the client prior to proceeding with remediation.

     7. In the event that JBRL does not pay $50,000.00 (U.S.) to Solucorp within 60 days of October 11, 1995, the Agreement will be null and void.

     8. The $50,000.00 payable as per paragraph 7 is an annual license fee for the exclusive right to utilize Solucorp's MBS technology and system in the U.K. Payment of $50,000.00 (U.S.) during the term hereof shall be made prior to December 1 in each year of the contract. As a further requirement for the exclusive right to utilize MBS, JBRL agrees that its minimum gross sales utilizing the MBS technology and system will be as follows:

          (a) $3,000,000.00 (U.S.) in year 1 of this contract beginning on the earlier of the date a remediation permit is obtained by JBRL and October 1, 1996; and

          (b) $6,000,000.00 (U.S.) in each of years 2 and 3 of this contract.

     9. In all other respects, the Agreement shall remain in full force and effect.

     10. This Agreement may be executed in counterparts. Any signature received by facsimile will be deemed to be an original signature.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first above written.


SOLUCORP INDUSTRIES LTD.


Per: [ILLEGIBLE]
     ----------------------------------
     Authorized Signatory


JOHN BEECH REMEDIATION LIMITED


Per: [ILLEGIBLE]
     ----------------------------------
     Authorized Signatory


JOHN BEECH LIMITED


Per: [ILLEGIBLE]
     ----------------------------------
     Authorized Signatory